UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2016

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On December 14, 2016, Centene Corporation (the “Company”) entered into an amendment to the executive employment agreement (the “Amendment”) with Michael F. Neidorff, its Chairman, President and Chief Executive Officer (the “Executive”). The Amendment anticipates that Mr. Neidorff’s successor as Chief Executive Officer will be appointed on or prior to the date of the Company’s annual stockholder meeting in April 2020. The Amendment:

•	provides that Mr. Neidorff will serve as Executive Chairman for one year after his successor is appointed and as Non-Executive Chairman thereafter;

•	provides for the grant of 20,000 stock options; and

•	provides for payments to Mr. Neidorff in the event of termination on or prior to December 31, 2018.

The Board of Directors and Mr. Neidorff agreed to extend his contract beyond the previous termination date in December 2017 to ensure leadership continuity in the business under the current regulatory environment and an orderly transition of leadership. Mr. Neidorff will continue to serve as Chief Executive Officer until his successor is appointed.

The 20,000 stock options granted pursuant to the Amendment will vest in three equal annual installments on the anniversary of the grant date beginning on December 14, 2017. If he is terminated on or before December 31, 2017, the termination payment will be two times his base salary plus his target bonus. If termination occurs during 2018, the termination payment will be his base salary plus a proportionate share of his target bonus.

The Amendment is filed as Exhibit 10.1 to this Form 8-K and the description of the Amendment is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Amendment No. 5 to Executive Employment Agreement between Centene Corporation and Michael F. Neidorff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: December 14, 2016	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 5 to Executive Employment Agreement between Centene Corporation and Michael F. Neidorff